Exhibit 99.1

[GoAmerica letterhead]

CONTACT:

Investor Relations
GoAmerica
Voice: 201-996-1717
investors@goamerica.com

FORMER AT&T RELAY EXECUTIVE JOINS GOAMERICA® BOARD OF DIRECTORS

HACKENSACK, NJ, June 1, 2006 -- GoAmerica, Inc. (NASDAQ: GOAM), a leading provider of online and wireless relay services, today announced the appointment of D. Sue Decker to its Board of Directors.

Ms. Decker, a 21-year AT&T veteran, is currently President of Blue House Consulting, LLC, a firm providing strategic planning, product and marketing counsel to clients in the United States and Europe.   Previously, Ms. Decker served as General Manager for AT&T’s relay services division where she was responsible for managing telecommunication services focused on the deaf and hard of hearing market, including traditional relay, operator services for deaf consumers, Internet relay, and Video Relay Service.  Ms. Decker is also a member of the Board of Associates at Gallaudet University in Washington, D.C., the world leader in liberal arts education and career development for deaf and hard of hearing undergraduate students and internationally recognized for its graduate programs.

“Sue’s communications industry experience and her knowledge of the deaf and hard of hearing market add an important dimension to our Board, and we’re delighted to have her on our team,” said Aaron Dobrinsky, Chairman of GoAmerica.

“I am proud to join the GoAmerica Board and to be affiliated with a business and a team of people that have so much opportunity ahead of them,” said Sue Decker. “I’m impressed by the company’s technology innovation and creative ideas on how to better serve people who are deaf or hard of hearing. I look forward to contributing to the success of the business.”

The Company also announced the retirement of Alan Docter from its Board as of June 1, 2006.  Mr. Docter joined the Company's Board shortly after its founding, and the Board expresses its appreciation for his dedicated service during the past 10 years.

About GoAmerica
GoAmerica provides a wide range of wireless, relay and prepaid communications services, customized for people who are deaf, hard of hearing, or speech-disabled. The Company's vision is to improve the quality of life of its customers by being their premier provider of innovative communication services. For more information on the Company or its services, visit http://www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717 or via Internet relay by visiting http://www.i711.com.

Safe Harbor
The statements contained in this news release that are not based on historical fact are "forward-looking statements" that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms.  Such forward-looking statements involve risks and uncertainties, including, but not limited to those of GoAmerica including:  (i) our limited operating history; (ii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (iii) our dependence on wireless carrier networks; (iv) our ability to respond to increased competition in the wireless data industry; (v) our ability to integrate acquired businesses and technologies; (vi) our ability to generate revenue growth; (vii) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; (viii) difficulties inherent in predicting the outcome of regulatory processes; and (ix) our limited experience in offering prepaid calling cards.  Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission.  Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. GoAmerica is not obligated to update and does not undertake to update any of its forward looking statements made in this press release. Each reference in this news release to “GoAmerica”, the “Company” or “We”, or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries.  “GoAmerica” is a registered trademark of GoAmerica.  “i711”, “i711.com”, "i711 Wireless", "ClickRelay" and “Clear Mobile” are trademarks, and “Relay and Beyond” is a service mark of GoAmerica.  Other names may be trademarks of their respective owners.

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